Wyoming
Secretary of State

Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
Ed Murray, WY Secretary of State
FILED: Nov 10 2016 8:27AM
Original ID: 2016-000732230

Profit Corporation
Articles of Incorporation

I. The name of the corporation is:

G.F. Partners, Inc.

II. The name and physical address of the registered agent of the corporation is:

Registered Agents Inc
412 N Main Street STE 100
Buffalo, WY 82834

III. The mailing address of the corporation is:

3109 Holly Tree Drive
Alexandria, VA 22310

IV. The principal office address of the corporation is:

3109 Holly Tree Drive
Alexandria, VA 22310

V. The number, par value, and class of shares the corporation will have the authority to issue are:

Number of Common Shares:	100,000,000	Common Par Value:	$0.0010
Number of Preferred Shares:	0	Preferred Par Value:	$0.0000

VI. The name and address of each incorporator is as follows:

Befumo & Schaeffer, PLLC
P.O. Box 65873, Washington, DC 20035

Signature: *Andrew Befumo* Date: **11/10/2016**

Print Name: **Andrew Befumo**

Title: **Esq.**

Email: **andrew@befumolaw.com**

Daytime Phone #: **(718) 737-8657**

Wyoming Secretary of State
Secretary of State

Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

- ☑ I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.
- ☑ I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).
- ☑ I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.
- ☑ I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.
- ☑ I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.
- ☑ I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Befumo & Schaeffer, PLLC

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

- ☑ I acknowledge having read W.S. 6-5-308.

Filer is: ☐ An Individual ☑ An Organization

The Wyoming Secretary of State requires a natural person to sign on behalf of a business entity acting as an incorporator or organizer. The following individual is signing on behalf of all Organizers or Incorporators.

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature:	*Andrew Befumo*	Date:	**11/10/2016**
Print Name:	**Andrew Befumo**		
Title:	**Esq.**		
Email:	**andrew@befumolaw.com**		
Daytime Phone #:	**(718) 737-8657**		

Wyoming
Secretary of State

Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

Consent to Appointment by Registered Agent

Registered Agents Inc, whose registered office is located at **412 N Main Street STE 100, Buffalo, WY 82834**, voluntarily consented to serve as the registered agent for **G.F. Partners, Inc.** and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature: *Andrew Befumo* Date: **11/10/2016**

Print Name: **Andrew Befumo**

Title: **Esq.**

Email: **andrew@befumolaw.com**

Daytime Phone #: **(718) 737-8657**

STATE OF WYOMING
Office of the Secretary of State

I, ED MURRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

G.F. Partners, Inc.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **10th** day of **November**, **2016** at **8:27 AM.**

Remainder intentionally left blank.

Secretary of State

Filed Date: 11/10/2016

Filed Online By:

Andrew Befumo

on 11/10/2016

Ed Murray
Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 06/05/2017 02:52 PM
Original ID: 2016-000732230
Amendment ID: 2017-002069346

Profit Corporation
Articles of Amendment

1. Corporation name:

G.F. Partners, Inc.

2. Article number(s) see below is amended as follows:

Article 2 - number of authorized Common Shares is 500,000,000

Article 4 - Address is 238 East 30th Street, #1E, New York, NY 10016

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 01/29/2017.
(Date – mm/dd/yyyy)

Received
JUN - 5 2017
Secretary of State
Wyoming

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: George Furlan

(May be executed by Chairman of Board, President or another of its officers.)

Date: 01/29/2017 *(mm/dd/yyyy)*

Print Name: George Furlan

Title: President

Contact Person: Andrew Befumo

Daytime Phone Number: 202-669-0619

Email: andrew@befumolaw.com; shelly@befumolaw.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- ☐ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ☐ Please submit one **originally signed** document.
- ☐ **Typical processing time is 3-5 business days** following the date of receipt in our office.
- ☐ Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.